Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form SB-2 (Registration No. 333-117175) of Zynex Medical Holdings, Inc. of our report dated April 16, 2007, which appears on page F-1 of this annual report on Form 10-KSB for the year ended December 31, 2006.

/s/ GHP Horwath, P.C.

Denver, Colorado
April 16, 2007